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                                                                     Exhibit 23



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Nos. 333-23995 and 333-34521) on Form S-8 of BostonFed Bancorp, Inc. (the "Company") of our report, dated January 20, 1998, related to the consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997. Our report refers to a change in the method of accounting for mortgage servicing rights.


                                        /s/ KPMG Peat Marwick LLP
                                        ---------------------------------
                                        KPMG Peat Marwick LLP


Boston, Massachusetts
March 27, 1998